CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2005 with respect to the financial statements of EndoResearch Inc. included in the Registration Statement (Form F-1, Registration No. 333-140927) and related Prospectus of EndoCeutics, Inc. dated March 16, 2007.

Québec City, Canada March 16, 2007	Chartered Accountants